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As filed with the Securities and Exchange Commission on November 16, 2001

Registration No. 333-63704

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

UNITED ONLINE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	7370	77-0575839
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2555 Townsgate Road
Westlake Village, California 91361
(805) 418-2000
(Address, Including Zip Code and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Mark R. Goldston
Chairman, Chief Executive Officer and President
United Online, Inc.
2555 Townsgate Road
Westlake Village, California 91361
(805) 418-2000
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

Richard S. Chernicoff Brobeck, Phleger & Harrison LLP 550 South Hope Street Los Angeles, CA 90071 (213) 489-4060	Gary L. Sellers Simpson Thacher & Bartlett 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000

Approximate date of commencement of proposed sale to the public: Not applicable.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    The Registrant hereby deregisters 302,321 shares of common stock, par value $0.0001 per share, of United Online, Inc., a Delaware corporation ("United Online") which were not issued in connection with the Agreement and Plan of Merger, dated as of June 7, 2001, by and among NetZero, Inc., a Delaware corporation, Juno Online Services, Inc. a Delaware corporation, United Online, NZ Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of United Online, and JO Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of United Online.

SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this post-effective amendment to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Westlake Village, State of California, on November 16, 2001.

UNITED ONLINE, INC.
By:	/s/ MARK R. GOLDSTON Mark R. Goldston Chairman and Chief Executive Officer

    Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MARK R. GOLDSTON Mark R. Goldston	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	November 16, 2001
/s/ CHARLES S. HILLIARD Charles S. Hilliard	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 16, 2001
/s/ NEIL P. EDWARDS Neil P. Edwards	Vice President, Finance & Treasurer, Chief Accounting Officer (Principal Accounting Officer)	November 16, 2001
* James T. Armstrong	Director	November 16, 2001
* Robert Berglass	Director	November 16, 2001
* Jennifer S. Fonstad	Director	November 16, 2001
* Dennis Holt	Director	November 16, 2001
*By:	/s/ FREDERIC A. RANDALL, JR.
Frederic A. Randall, Jr. Attorney-in-Fact

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SIGNATURES